First Choice Bancorp Registration Statement on Form S-4 Declared Effective by SEC

First Choice Bancorp Common Stock Commences Trading on Nasdaq Capital Markets under FCBP Symbol

First Choice Bancorp Sets Annual Meeting Date of June 19, 2018

CERRITOS, CALIFORNIA, April 30, 2018 (NASDAQ Capital Market: FCBP) -- First Choice Bancorp (“First Choice”), the holding company of First Choice Bank (“First Choice Bank,” and the “Bank”), and Pacific Commerce Bancorp (OTC Pink: PCBC), the holding company for Pacific Commerce Bank, today jointly announced that the First Choice registration statement on Form S-4, which contains the joint proxy statement/prospectus for the First Choice and Pacific Commerce Bancorp merger transaction, was declared effective by the Securities and Exchange Commission on April 30, 2018. The merger transaction was previously announced on February 26, 2018 before the market opened. First Choice has scheduled its annual meeting for June 19, 2018, and Pacific Commerce Bancorp has scheduled its special meeting for June 15, 2018 in order to approve the merger transaction and certain other matters.

The First Choice 2018 Annual Meeting of Shareholders will be held at Cerritos Library-Skyline Room, 18025 Bloomfield Avenue, Cerritos, California on June 19, 2018. The record date for determination of shareholders entitled to vote at the annual meeting will be April 30, 2018. The purpose of the annual meeting will be the approval of the Merger Agreement and the Merger between First Choice Bancorp and Pacific Commerce Bancorp, the adjournment of the annual meeting if it should become necessary, the election of directors, and the ratification of the Appointment of Independent Registered Public Accounting Firm.

First Choice has also filed a registration statement on Form 8-A on April 30, 2018 in order to register its issued and outstanding shares of common stock under the Securities and Exchange Act of 1934, as amended.

First Choice today also announced that the First Choice common stock will commence trading on the Nasdaq Capital Market on May 1, 2018, under its existing ticker symbol “FCBP”.

About First Choice Bancorp

First Choice Bancorp is the registered bank holding company for First Choice Bank. First Choice Bank, headquartered in Cerritos, California is a community-focused financial institution, serving diverse consumers and commercial clients and specializing in loans to small businesses, private banking clients, commercial and industrial loans, and commercial real estate loans with a niche in providing finance for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock will begin trading on the Nasdaq Capital Market on May 1, 2018 under its existing ticker symbol “FCBP”.

First Choice Bank’s website is www.FirstChoiceBankCA.com.

About Pacific Commerce Bancorp

Pacific Commerce Bancorp is the parent company for Pacific Commerce Bank. Pacific Commerce Bank operates six full-service branches in Los Angeles and San Diego Counties, including its wholly owned division, ProAmérica Bank, in Downtown Los Angeles. Pacific Commerce Bank provides a complete array of deposit, treasury, cash management and loan banking solutions to small businesses, professionals and high net worth individuals from Los Angeles to the Mexico border. As a Preferred SBA Lender, Pacific Commerce Bank provides a full complement of lending solutions to small businesses throughout Southern California. Pacific Commerce Bancorp is publicly traded on the Over the Counter Market (OTC Pink) under the ticker symbol “PCBC”.

For more information please visit the website at www.PacificCommerceBank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of First Choice Bancorp and Pacific Commerce Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of First Choice Bancorp and Pacific Commerce Bancorp and the resulting company, include but are not limited to: the businesses of First Choice Bancorp and/or Pacific Commerce Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and other risk factors detailed from time to time. First Choice Bancorp and Pacific Commerce Bancorp undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed transaction, First Choice has prepared and filed with the Securities and Exchange Commission a registration statement on Form S-4 containing, among other things, a joint proxy statement/prospectus and other documents with respect to the proposed Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS PROVIDED BY FIRST CHOICE BANCORP AND PACIFIC COMMERCE BANCORP BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the joint proxy statement/prospectus and other relevant documents prepared by First Choice Bancorp and Pacific Commerce Bancorp free of charge by contacting First Choice Bancorp or Pacific Commerce Bancorp.

CONTACTS

First Choice
Robert M. Franko, 562.345.9241
President & Chief Executive Officer
or
Yvonne L. Chen, 562.345.9244
Chief Financial Officer